UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 22, 2014

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in the current report on Form 8-K previously filed by American Eagle Outfitters, Inc. (the "Company") with the U.S. Securities and Exchange Commission on January 28, 2014, Robert L. Hanson, formerly the Chief Executive Officer of the Company, departed from the Company on January 22, 2014.  On February 22, 2014, the release of claims executed by Mr. Hanson in connection with his departure as a condition to his receipt of certain severance payments and benefits to which he is entitled under his employment agreement with the Company became effective.  As additional inducement for Mr. Hanson to execute and not revoke the release of claims, the Company has agreed to provide Mr. Hanson with additional severance compensation in the aggregate amount of approximately $560,000 consisting of (i) the vesting of certain deferred compensation, stock options and restricted stock units, (ii) the continued ability to vest in certain performance shares, with the amount vesting, if any, dependent on Company performance through the applicable performance period, (iii) relocation and housing assistance, and (iv)  legal and professional fees in connection with his departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: February 27, 2014	By:	/s/ Charles P. Sandel
Charles P. Sandel
Senior Vice President and General Counsel